In connection with the Annual Report of the Company on Form 10-KSB for the period ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.



               /s/  James  C.  Fields
               James  C.  Fields
               Interim  President  and  Chief  Executive  Officer
               May 1,  2007



               /s/  James  C.  Fields
               James  C.  Fields
               Acting  Chief  Financial  Officer
               May 1,  2007